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                                                                    Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Youbet.com, Inc.
Woodland Hills, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 4, 2005, on our audit of the consolidated financial statements of Youbet.com, Inc. and Subsidiary as of and for the year ended December 31, 2004, and of our report dated February 4, 2005, on our audit of management's assessment that Youbet.com, Inc. maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, which reports are included in Youbet.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ PIERCY BOWLER TAYLOR & KERN


Certified Public Accountants & Business Advisors
A Professional Corporation
Las Vegas, Nevada
June 24, 2005